Exhibit 10.74

David M. Beach

745 Fifth Avenue, Suite 500

New York, NY 10151

June 29, 2017

Email: Thomas.lindholm@intreorg.com

Thomas Lindholm, Executive Director

INTREorg Systems, Inc.

2600 E Southlake Blvd. Suite 120-366

Southlake, TX 76092

Dear Mr. Lindholm:

This letter will confirm that due to the Company's inability to secure funding. I tender my resignation as president, chief executive officer, and corporate secretary of INTREorg Systems, Inc., effective immediately, as the related employment contract was rendered null and void by this deficiency and subsequent lack of performance.

Sincerely,

/s/ David M. Beach

David M. Beach